Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-135627, 333-134514, 333-133773, 333-17027, 333-26047, 333-34492 and 333-64002) and Form S-1 (File No. 333-130869) of PW Eagle, Inc. (formerly Eagle Plastics Industries, Inc.) of our reports dated March 25, 2005 relating to the financial statements and financial statement schedule which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Minneapolis, Minnesota March 14, 2007